EXHIBIT 99.1

January 9, 2014                                  FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES PRIVATE CLIENT GROUP CEO CHET HELCK TO RETIRE

ST. PETERSBURG, Fla. - Raymond James today announced that Global Private Client Group CEO Chet Helck has decided to retire as an officer and director, and will step down from his role at the February board of directors meeting. Helck will remain with the firm as a special senior advisor through the end of the year to help ensure an orderly leadership transition.

As part of the firm’s management succession plans, Scott Curtis, president of Raymond James Financial Services, and Tash Elwyn, president of Raymond James & Associates, will join the firm’s Executive Committee upon approval at the February board meeting.

Helck's decision to retire will bring to a close a remarkable career of over 25 years of service to Raymond James and the financial services industry.

"Chet has been a very strong leader for our organization. He was our first head of a combined Private Client Group (PCG) and has managed our core business through challenging markets while delivering consistently excellent results," said Paul Reilly, Raymond James Financial CEO.

“Beyond his leadership of our largest business unit, he has been a key member of our executive committee and board of directors. He has also been an industry leader, serving as chair of the Securities Industry Financial Markets Association (SIFMA) and working tirelessly with regulators and legislators on behalf of advisors and their clients.”

During Helck’s tenure as head of the firm’s largest business unit, the Private Client Group grew significantly in size and reputation.

"Chet's contributions to the firm go beyond his leadership with our Private Client Group, including as a key contributor to the development of the firm's technology, wealth solutions and marketing efforts," said Tom James, Raymond James Financial Executive Chairman.

“Prior to his broader PCG leadership role, Chet was one of a small management team that made Investment Management & Research and its successor, Raymond James Financial Services, a leader in the independent contractor brokerage business,” he continued.

“Chet has an encyclopedic understanding of the private client business and has been dedicated to providing an environment of strong support and superb service to Raymond James’ many talented, professional advisors and their clients.

“It has been my personal pleasure and privilege to be associated with Chet, and I am sure I speak for the rest of the board when I express my gratitude for his innumerable contributions to the company and his distinguished tenure as a director."

“I have been privileged to help lead one of the industry’s finest companies," Helck said. "Raymond James is well-established as the destination for the best advisors in the industry. Tash and Scott are well-prepared and I am proud of the management team we have built together."

“With our strong leadership team in place and the industry's best advisors,” he continued, “the firm is well-positioned for the future.”

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services, and Raymond James Ltd., have approximately 6,200 financial advisors serving approximately 2.5 million accounts in approximately 2,500 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $441 billion.

Forward-Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Those results or outcomes could occur as a result of a number of factors, which include, but are not limited to, the risks inherent in realizing the projected benefits of the Morgan Keegan acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2013 Annual Report on Form 10-K, which is available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.